SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
___________________________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

November 4, 2009
Date of Report (Date of earliest event reported)

Discovery Laboratories, Inc.
(Exact name of registrant as specified in its charter)

Delaware	000-26422	94-3171943
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

2600 Kelly Road, Suite 100
Warrington, Pennsylvania 18976
(Address of principal executive offices)

(215) 488-9300
(Registrant's telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02.	Results of Operations and Financial Condition.

On November 4, 2009, Discovery Laboratories, Inc. (the “Company”) issued a press release announcing financial results for the quarter ended September 30, 2009.  The press release is attached as Exhibit 99.1 hereto.

For the three and nine months ended September 30, 2009, the Company reported a net loss of $7.2 million (or $0.06 per share) and $24.1 million (or $0.22 per share), respectively on 120.0 million and 111.7 million weighted average common shares outstanding, respectively.  As of September 30, 2009, the Company had cash and marketable securities of $17.7 million.  In October 2009, the Company received an additional $4.3 million of aggregate proceeds from the issuance of 4.6 million shares of common stock under the Company’s Committed Equity Financing Facilities (CEFFs).

In accordance with General Instruction B.2 of Form 8-K, the information in Item 2.02 of this Current Report on Form 8-K and Exhibit 99.1 attached hereto shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as expressly set forth by specific reference in any such filings.

Item 8.01.	Other Events.

Also on November 4, 2009, the Company issued a press release providing a business and pipeline development status update.  The second press release is attached as Exhibit 99.2 hereto.

As of September 30, 2009, the Company had $10.4 million outstanding under its loan with Novaquest, a strategic investment group of Quintiles Transnational Corp.  The outstanding principal and all accrued interest is due and payable on April 30, 2010.  The Company’s plans to seek a potential strategic restructuring of this loan with Novaquest and is assessing alternative means of financing its payment; however, there can be no assurance that any such restructuring will occur or financing alternatives will be obtained.

The Company has taken steps to conserve its financial resources, predominantly by curtailing investments in its pipeline programs.  As a result of these efforts, the Company anticipates that its estimated net cash outflow for the fourth quarter of 2009 will be $2.7 million ($7.0 million of cash outflow for operating activities and debt service offset by $4.3 million aggregate proceeds received from the CEFF financings in October), before taking into account any further use of the CEFFs, any strategic alliances or other financing alternatives.

Estimates of H1N1 infection and hospitalization rates included in the press release are based in part on information obtained from the World Health Organization website (at http://www.who.int/csr/don/2009_10_30/en/index.html) and the U.S. Government Center for Disease Control (at http:/www/cdc.gov/h1n1/images/qa_hospitalizaitons.gif).  Estimates of RDS market size and business opportunities included in the press release are based on the Company’s analysis of data derived from the following sources, among others: IMS Midas Data MAT, September 2008 (IMS Data); Vermont Oxford Network Data, 2005/2006 (VON Data); Soll, Cochrane Database of Systematic Reviews, 1997, Issue 4 (SC Data); CDC National Vital Statistics, 2005 (CDC NVS); UNICEF Online Data Set, 2005 (UNICEF Data); ZD Associates Primary Market Research, 2009 (ZDA Research); Gdovin, J Peds Pharm & Therapuetics, 2006 (PP&T).  In addition, the Company’s analysis and assumptions take into account estimated patient populations, expected adoption rates of our products, current pricing, economics and anticipated potential pharmaco-economic benefits of the Company’s drug products, if approved.

The Company’s top priority is to secure sources of capital, preferably through strategic alliances, to advance its KL4 surfactant pipeline for respiratory diseases and support its future financial condition.  The Company is actively evaluating several potential strategic and financial alternatives.  To further extend its resources, the Company has also taken operational steps to conserve existing capital.  Although the Company is presently actively engaged in discussions regarding several potential strategic alliances, there can be no assurance that any such strategic alliance or other financing alternatives can be successfully concluded.

The Company’s lead KL4 surfactant pipeline programs (Surfaxin, Surfaxin LS™ and Aerosurf®) are intended  to address the most significant respiratory conditions affecting pediatric populations.  Surfaxin LS is a lyophilized (dry powder) formulation of KL4 surfactant intended to improve product ease of use for healthcare practitioners, eliminate the need for cold-chain storage, and potentially further improve product clinical performance.  Discovery Labs is planning to meet with U.S. and European regulatory authorities to present a development program entailing the conduct of a single Phase 3 clinical trial for global registration.  Discovery Labs intends to initiate the Surfaxin LS clinical program upon securing appropriate strategic alliances and necessary capital.

Aerosurf holds the promise to significantly expand the use of KL4 surfactant therapy by providing neonatologists with a novel means of administering surfactant without invasive endotracheal intubation and mechanical ventilation.  Discovery Labs has met with and received guidance from the FDA with respect to the design of its planned Phase 2 clinical program using Aerosurf for RDS, and intends to initiate such program upon securing appropriate strategic alliances and necessary capital.

Acute Respiratory Failure is a severe respiratory disorder associated with lung injury, often entailing surfactant dysfunction.  ARF occurs after patients have been exposed to serious respiratory infections, such as influenza (including the type A serotype referred to as H1N1) or respiratory syncytial virus (RSV).  Hospitalization following influenza or other viral infection is associated with high mortality, morbidity and significant healthcare cost.  No medications are currently approved for this debilitating condition.

Aerosolized KL4 surfactant is also being evaluated in an investigator-initiated Phase 2a clinical trial in CF patients. The trial is being conducted at The University of North Carolina and is funded primarily through a grant provided by the Cystic Fibrosis Foundation.  The trial has been designed to assess the safety, tolerability and short-term effectiveness (via improvement in mucociliary clearance) of aerosolized KL4 surfactant in CF patients. The results from this trial are anticipated in the first half of 2010.

Surfaxin, Surfaxin LS and Aerosurf are investigational drugs currently under development and are subject to all of the risks and uncertainties associated with development-stage drug product candidates, including whether regulatory development and marketing approvals can be successfully obtained.  Examples of these and other risks and uncertainties are included in the Company’s filings with the Securities and Exchange Commission including the most recent reports on Forms 10-K, 10-Q and 8-K, and any amendments thereto.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits

99.1	Press release dated November 4, 2009
99.2	Press release dated November 4, 2009

Cautionary Note Regarding Forward-looking Statements:

To the extent that statements in this Current Report on Form 8-K are not strictly historical, including statements as to business strategy, outlook, objectives, market opportunities, future milestones, plans, intentions, goals, future financial conditions, future collaboration agreements, the success of the Company’s product development or otherwise as to future events, such statements are forward-looking, and are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995.  The forward-looking statements contained in this Current Report are subject to certain risks and uncertainties that could cause actual results to differ materially from the statements made.  Such risks and others are further described in the Company's filings with the Securities and Exchange Commission including the most recent reports on Forms 10-K, 10-Q and 8-K, and any amendments thereto.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Discovery Laboratories, Inc.

By:	/s/ W. Thomas Amick
Name:	W. Thomas Amick
Title:	Chairman of the Board and Interim
Chief Executive Officer

Date:  November 4, 2009